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                                   January 1, 1998


Mr. Jay S. Maltby
President and Chief Operating Officer
Esperante' Bldg - Suite 1500
222 Lakeview Avenue
West Palm Beach, FL 33401


Dear Jay:

     This Letter Agreement confirms the terms and conditions of your employment by Todhunter International, Inc., a corporation organized under the laws of the State of Delaware ("Todhunter"). Todhunter and you agree as follows:

     1.   DUTIES.   You will serve as President and Chief Operating Officer of
Todhunter. In fulfilling your responsibilities in those capacities, you will devote your entire business time, attention and energies to the business of Todhunter.

     2.   SALARY AND FRINGE BENEFITS.   Todhunter will pay you a base salary at
the rate of $265,000 a year, payable monthly and subject to increases at the discretion of the Board of Directors. In addition, you will be eligible for and participate in those fringe benefits that are generally made available to executives of Todhunter, including, without limitation, Todhunter's discretionary bonus arrangement, 1992 Employee Stock Option Plan, as amended, defined contribution pension plan, and any other incentive compensation programs that may be developed from time to time during the term of this Agreement by Todhunter's Board of Directors.

     3.   TERM.   The initial  term of this Agreement will end on January 1,
2003, but will be automatically renewed for successive one-year periods thereafter, unless either party gives the other party thirty days written notice prior to the next extension, stating that the party wishes to terminate this Agreement.

     4.   GOVERNING LAW.   This Agreement will be governed by and construed in
accordance with the laws of the State of Florida.

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Page 2                                                    January 1, 1998
Jay S. Maltby




     If the provisions set out above correctly describe our understanding of the terms and conditions of the employment agreement between us, please sign and date this Agreement in the space provided below.

                                   Very truly yours,

                                   TODHUNTER INTERNATIONAL, INC.


                                   /s/ A. Kenneth Pincourt, Jr.
                                   ---------------------------------------
                                   A. Kenneth Pincourt, Jr.
                                   Chairman and Chief Executive Officer


Accepted and Agreed:

/s/ Jay S. Maltby
---------------------------
Jay S. Maltby

Date:   January 6, 1998